UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2018

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                             Entry into a Material Definitive Agreement.

On November 27, 2018, Compañia Minera Pangea, S.A. de C.V. (“CMP”), a wholly-owned subsidiary of McEwen Mining Inc. (the “Company”), entered into a first amendment (the “First Amendment”) to that certain line of credit agreement (“Original Line of Credit”) between CMP and Banco Nacional de Comercio Exterior, S.N.C., a Mexican federal development banking institution (“Bancomext”), dated November 30, 2017. The Company disclosed the Original Line of Credit in its Current Report on Form 8-K, filed with the SEC on December 4, 2017.

The First Amendment extends the maturity date of the Original Line of Credit until December 1, 2019 and provides for certain environmental covenants of CMP. Except as modified by the First Amendment, the terms and conditions of the Original Line of Credit remain in full force and effect.

The description of the First Amendment in this report is a summary only and is qualified in its entirety by the terms of the First Amendment, an English summary of which is filed herewith as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01                             Financial Statements and Exhibits.

(d)                                                Exhibits. The following exhibits are filed or furnished with this report:

10.1                                      English summary of First Amendment to Line of Credit Agreement, dated November 27, 2018

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: December 3, 2018	By:	/s/ Andrew Elinesky
Andrew Elinesky, Senior Vice President and Chief Financial Officer